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EXHIBIT 15
                 ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                POWER OF ATTORNEY

                                Bruce D. Gardner
                                Joseph H. Gareau
                                 Joseph Kanarek
                                 Thomas M. Marra
                                Lowndes A. Smith
                               Lizabeth H. Zlatkus

do hereby jointly and severally authorize Lynda Godkin and/or Scott K. Richardson to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the ITT Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


   /s/  Bruce D. Gardner                     Dated:       10/19/95
--------------------------------                   -------------------------
        Bruce D. Gardner


   /s/  Joseph H. Gareau                     Dated:       10/19/95
--------------------------------                   -------------------------
        Joseph H. Gareau


   /s/ Joseph Kanarek                        Dated:       10/19/95
--------------------------------                   -------------------------
       Joseph Kanarek


   /s/  Thomas M. Marra                      Dated:       10/19/95
--------------------------------                   -------------------------
        Thomas M. Marra


    /s/  Lowndes A. Smith                    Dated:       10/19/95
--------------------------------                   -------------------------
         Lowndes A. Smith


   /s/  Lizabeth H. Zlatkus                  Dated:       10/20/95
--------------------------------                   -------------------------
        Lizabeth H. Zlatkus